UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 18, 2005 (July 12, 2005)

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation or organization)	( I.R.S. Employer Identification Number)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, Zip Code)

(510) 668-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

One July 12, 2005, the Compensation Committee of the Board of Directors of Exar Corporation (the “Company”) approved the Fiscal Year 2006 Executive Incentive Compensation Program (the “Executive Compensation Program”).

The purpose of the Executive Compensation Program is to provide incentives to eligible executives for surpassing established revenue and operating income goals derived from the Company’s fiscal year 2006 financial plan. The following executives are currently eligible participants under the Executive Compensation Program: Roubik Gregorian, Ronald W. Guire, Michael Class, Mir Bahram Ghaderi, Stephen W. Michael and Thomas Melendrez. The bonus pool payable under the Executive Compensation Program is funded upon achievement of certain revenue and operating income goals and the size of the bonus pool is the sum of the 2006 fiscal year annual base salary of the participants times their respective target award percentages. The Compensation Committee has set such target award percentages between 40-50% of a participant’s base salary. A participant’s payout is determined using the formula set forth in the Executive Compensation Program which is based on such participant’s 2006 fiscal year annual base salary, individual target award percentage, actual corporate revenue and operating income results and personal performance factors. The Company has the right to modify or cancel at any time the Executive Compensation Program.

The Executive Compensation Program document will be filed with the Company’s next quarterly report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

EXAR CORPORATION

By:	/s/ RONALD W. GUIRE	Date: July 18, 2005
Ronald W. Guire
Executive Vice President, Chief Financial Officer, Assistant Secretary and Director (Principal Financial and Accounting Officer)